Exhibit 5.1

Harney Westwood & Riegels
14th Floor, Alexandra House
18 Chater Road
Central
Hong Kong
Tel: +852 5806 7800
Fax: +852 5806 7810

23 October 2026

raymond.ng@harneys.com

+852 5806 7883

067861-0004-RLN

Masonglory Limited

c/o Ascentium (Cayman) Limited

4th Floor, Harbour Place

103 South Church Street, P.O. Box 10240

Grand Cayman KY1-1002

Cayman Islands

Dear Sir or Madam

Masonglory Limited (the Company)

We are lawyers qualified to practise in the Cayman Islands and have acted as Cayman Islands legal advisers to the Company in connection with the Company’s registration statement on Form F-3, including all amendments or supplements thereto, to be filed on or around the date of this opinion with the Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended (the Securities Act) (the Registration Statement), relating to the offerings and sales by the Company from time to time of up to an aggregate of US$200,000,000 of class A ordinary shares of a par value of US$0.0008 each (the Class A Ordinary Shares), debt securities, warrants, rights, and units, or any combination thereof (collectively, the Securities), together or separately as described in the Registration Statement.

We are furnishing this opinion as Exhibit 5.1 to the Registration Statement.

As part of the corporate actions taken and to be taken in connection with the issuance and sale of the Securities (the corporate proceedings), the Company has informed us that before the Securities are issued and sold under the Registration Statement, the board of directors of the Company (the Board) will authorise the issuance and approve the terms of any Securities to be issued and sold from time to time under the Registration Statement, and, in each case in a form acceptable to us and Cayman Islands law, and such applicable corporate proceedings (hereinafter referred to as the Board Authorisations) shall be in full force and effect at the time of any such issuance and sale.

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The Company has informed us that the Securities will be sold or delivered on a delayed or continuous basis from time to time as set forth in the Registration Statement (and any amendments and/or supplement thereto), the prospectus contained therein and any prospectus supplement. We understand that prior to the sale of any Securities under the Registration Statement, the Company will afford us an opportunity to review the applicable Board Authorisations and, if necessary, amendments to the M&A (as defined in Schedule 1) and operative documents pursuant to which such Securities are to be sold and will file any applicable amendment and/or supplement to the Registration Statement (which may include as an exhibit thereto an amended opinion) or prospectus supplement as we may reasonably consider necessary or appropriate by reason of the terms of the sale of such Securities.

In each case, except as otherwise set forth in any applicable amendment and/or supplement to the Registration Statement or prospectus supplement: (i) any Class A Ordinary Shares will be issued by the Company under and in accordance with the M&A, as amended from time to time; (ii) any debt securities will be issued pursuant to one or more indentures (each, an Indenture) entered into between the Company and one or more trustees in a form filed as an exhibit to a prospectus supplement to the Registration Statement or incorporated by reference therein, and one or more resolutions of the Board; (iii) any warrants will be issued pursuant to one or more warrant agreements (each, a Warrant Agreement) entered into between the Company and one or more warrant agents in a form filed as an exhibit to a prospectus supplement to the Registration Statement or incorporated by reference therein, and one or more resolutions of the Board; (iv) any rights will be issued pursuant to one or more rights agent agreements (each, a Rights Agreement) entered into between the Company and one or more rights agents in a form filed as an exhibit to a prospectus supplement to the Registration Statement or incorporated by reference therein, and one or more resolutions of the Board; and (vi) any units will be issued pursuant to one or more unit agreements (each, a Unit Agreement) to be entered into by the Company and one or more unit agents in a form filed as an exhibit to a prospectus supplement to the Registration Statement or incorporated by reference therein, and one or more resolutions of the Board. For the purposes of giving this opinion, we have examined the Documents (as defined in Schedule 1) which we regard as necessary in order to issue this opinion. We have not examined any other documents, official or corporate records or external or internal registers and have not undertaken or been instructed to undertake any further enquiry or due diligence in relation to the transaction which is the subject of this opinion.

In giving this opinion we have relied upon the assumptions set out in Schedule 2 which we have not independently verified.

Based solely upon the foregoing examinations and assumptions and upon such searches as we have conducted and having regard to legal considerations which we deem relevant, and subject to the qualifications set out in Schedule 3, we are of the opinion that under the laws of the Cayman Islands:

1	Existence. The Company is a company duly incorporated with limited liability, and is validly existing under the laws of the Cayman Islands. The Company is a separate legal entity and is subject to suit in its own name.

2	Authorised Share Capital. Based on our review of the M&A, the authorised share capital of the Company is US$50,000 divided into 62,500,000 shares of a nominal or par value of US$0.0008 each, comprising (i) 60,000,000 class A ordinary shares of a par value of US$0.0008 each and (ii) 2,500,000 class B ordinary shares of a par value of US$0.0008 each.

3	Valid Issuance of Class A Ordinary Shares. The allotment and issuance of the Class A Ordinary Shares as contemplated by the Registration Statement have been duly authorised and, when allotted, issued and fully paid for in accordance with the Registration Statement, and when the names of the shareholders are entered in the register of members of the Company, the Class A Ordinary Shares will be validly issued, allotted, fully paid and non-assessable.

4	Valid Issuance of Debt Securities, Warrants, Rights and Units.

(a)	With respect to each issue of debt securities, when (i) the Company's Board has taken all necessary corporate action to approve the creation and terms of the debt securities and to approve the issue thereof, the terms of the offering thereof and related matters; (ii) an Indenture relating to the debt securities and the debt securities shall have been authorised and duly executed and unconditionally delivered by and on behalf of the Company and all the relevant parties thereunder in accordance with all relevant laws; and (iii) when such debt securities issued thereunder have been duly executed and delivered on behalf of the Company and authenticated in the manner set forth in the Indenture relating to such issue of debt securities and delivered against due payment therefor pursuant to, and in accordance with, the terms of the Registration Statement and any relevant prospectus supplement, such debt securities issued pursuant to the Indenture will have been duly executed, issued and delivered.

(b)	With respect to each issue of warrants, when (i) the applicable warrants have been duly authorised by the Company; (ii) the final terms of the warrants have been duly established and approved by the appropriate Board Authorisations; and (iii) the applicable warrants have been duly executed by the Company and countersigned or authenticated in accordance with the applicable Warrant Agreement and delivered to and paid for by the purchasers thereof as contemplated by the Registration Statement (including any amendments and/or supplement thereto) and any prospectus supplements relating thereto, and as contemplated by the applicable Board Authorisations or other corporate proceedings, such warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

(c)	With respect to each issue of rights, when (i) the applicable rights have been duly authorised by the Company; (ii) the final terms of the rights have been duly established and approved by the appropriate Board Authorisations; and (iii) the applicable rights have been duly executed by the Company and countersigned or authenticated in accordance with the applicable Rights Agreement and delivered to and paid for by the purchasers thereof as contemplated by the Registration Statement (including any amendments and/or supplement thereto) and any prospectus supplements relating thereto, and as contemplated by the applicable Board Authorisations or other corporate proceedings, such rights will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

(d)	With respect to each issue of the units, when (i) the applicable units have been duly authorised by the Company; (ii) the final terms of the units have been duly established and approved; and (iii) the applicable units have been duly executed by the Company and countersigned or authenticated in accordance with the applicable Unit Agreement and delivered to and paid for by the purchasers thereof as contemplated by the Registration Statement (including any amendments and/or supplement thereto) and any prospectus supplements relating thereto, and as contemplated by the applicable Board Authorisations or other corporate proceedings, such units will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

5	Cayman Islands Law. The statements under the headings “Description of Share Capital”, “Description of Debt Securities”, “Description of Warrants”, “Description of Rights”, “Description of Units” “Enforceability of Civil Liabilities” and “Legal Matters” in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects as at the date of this opinion and such statements constitute our opinion.

This opinion is confined to the matters expressly opined on herein and given on the basis of the laws of the Cayman Islands as they are in force and applied by the Cayman Islands courts at the date of this opinion. We have made no investigation of, and express no opinion on, the laws of any other jurisdiction. Except as specifically stated herein, we express no opinion as to matters of fact.

In connection with the above opinion, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to this firm in the Registration Statement under the headings “Enforceability of Civil Liabilities” and “Legal Matters” and elsewhere in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the Rules and Regulations of the Commission thereunder.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein.

This opinion shall be construed in accordance with the laws of the Cayman Islands.

Yours faithfully

/s/ Harney Westwood & Riegels
Harney Westwood & Riegels

Schedule 1

List of Documents and Records Examined

1	A copy of the certificate of incorporation of the Company dated 21 February 2024;

2	A copy of the second amended and restated memorandum and articles of association of the Company adopted by a special resolution of the Company passed on 31 July 2026 (the M&A);

3	A copy of the register of directors of the Company provided to us on 22 October 2026;

4	A copy of executed unanimous written resolutions of the directors of the Company dated 22 October 2026 (the Resolutions);

5	The Register of Writs and other Originating Process of the Grand Court of the Cayman Islands (the Court Register) via the Court’s Digital System (as defined in Schedule 3) conducted on 23 October 2026 (the Court Search Date);

6	A copy of the certificate from a director of the Company dated 23 October 2026, a copy of which is attached hereto (the Director’s Certificate); and

7	A copy of the Registration Statement filed with the Commission on or about the date of this opinion.

(1 to 6 above are the Corporate Documents, and 1 to 7 above are the Documents).

Schedule 2

Assumptions

1	Authenticity of Documents. Copy documents or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals. All original Documents are authentic, all signatures, initials and seals are genuine.

2	Corporate Documents. All matters required by law to be recorded in the Corporate Documents are so recorded, and all corporate minutes, resolutions, certificates, documents and records which we have reviewed are accurate and complete, and all facts expressed in or implied thereby are accurate and complete as at the date of the passing of the Resolutions.

3	Director’s Certificate. The contents of the Director’s Certificate are true and accurate as at the date of this opinion and there is no information not contained in the Director’s Certificate that will in any way affect this opinion.

4	Court Search. The Court Register examined by us via the Court’s Digital System on the Court Search Date, constitutes a complete record of the proceedings for such period before the Grand Court of the Cayman Islands.

5	No Steps to Wind-up. The directors and shareholders of the Company have not taken any steps to appoint a liquidator of the Company and no receiver has been appointed over any of the Company’s property or assets.

6	Resolutions. The Resolutions passed as written resolutions have been duly executed (and where executed by a corporate entity, such execution has been duly authorised if so required) by or on behalf of each director or shareholder (as the case may be), and the signatures and initials thereon are those of a person or persons in whose name the Resolutions have been expressed to be signed. The Resolutions remain in full force and effect.

7	Unseen Documents. Save for the Documents provided to us there are no resolutions, agreements, documents or arrangements which materially affect, amend or vary the transactions envisaged in the Registration Statement.

8	Solvency. The Company was on the date of this opinion able to pay its debts as they became due, and issuing the securities as contemplated by the Registration Statement will not cause the Company to become unable to pay its debts as they fall due.

9	Shares. No Class A Ordinary Share will be issued for a price which is lower than its par value, and the Company will have sufficient authorised but unissued share capital to issue each Class A Ordinary Share.

Schedule 3

Qualifications

1	Foreign Statutes. We express no opinion in relation to provisions making reference to foreign statutes in the Registration Statement.

2	Commercial Terms. Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions the subject of this opinion.

3	Meaning of Non-Assessable. In this opinion the phrase non-assessable means, with respect to the issuance of shares, that a shareholder shall not, in respect of the relevant shares, have any obligation to make further contributions to the Company's assets (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

4	Court Search. The search of the Court Register has been undertaken on a digital system made available through the Grand Court of the Cayman Islands (the Court’s Digital System), and through inadvertent errors or delays in updating the digital system (and/or the Register from which the digital information is drawn) may not constitute a complete record of all proceedings as at the Court Search Date and in particular may omit details of very recent filings. The Court Search of the Court Register would not reveal, amongst other things, an Originating Process filed with the Grand Court which, pursuant to the Grand Court rules or best practice of the Clerk of the Courts’ office, should have been entered in the Court Register but was not in fact entered in the Court Register (properly or at all), or any Originating Process which has been placed under seal or anonymised (whether by order of the Court or pursuant to the practice of the Clerk of the Courts’ office).

Annex

Director’s Certificate

Masonglory Limited

incorporated in the Cayman Islands

Company No. 407426

(the Company)

Director’s Certificate

This certificate is given by the undersigned in his/her capacity as a duly authorised director of the Company to Harney Westwood & Riegels in connection with a legal opinion in relation to the Company (the Legal Opinion). Capitalised terms used in this certificate have the meaning given to them in the Legal Opinion.

1	Harney Westwood & Riegels may rely on the statements made in this certificate as a basis for the Legal Opinion.

2	I, the undersigned, am a director of the Company duly authorised to issue this certificate. Under the constitutional documents of the Company, the business and affairs of the Company are conducted by the board of directors of the Company.

3	I, the undersigned, confirm in relation to the Company that:

(a)	the second amended and restated memorandum and articles of association of the Company adopted by a special resolution of the Company passed on 31 July 2026 (the M&A) remain in full force and effect and are otherwise unamended;

(b)	the unanimous written resolutions of the board of directors dated 22 October 2026 were executed by all the directors in the manner prescribed in the M&A, the signatures and initials thereon are those of a person or persons in whose name the resolutions have been expressed to be signed, are in full force and effect at the date hereof and have not been amended, varied or revoked in any respect; and

(c)	there is no contractual or other prohibition (other than as arising under Cayman Islands law) binding on the Company prohibiting it from allotting and issuing the Class A Ordinary Shares or otherwise performing its obligations under the Registration Statement.

You may assume that all of the information in this certificate remains true and correct unless and until you are notified otherwise in writing.

[Signature page to follow]

/s/ Xie Jinyu		23 October 2026
Name:	Xie Jinyu	Date
Director